UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): September 7, 2010
MEADOWBROOK INSURANCE GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Michigan (State or other jurisdiction of incorporation)	38-2626206 (I.R.S. Employer Identification Number)
1-14094
(Commission File Number)

26255 American Drive
Southfield, Michigan (Address of Principal Executive Offices)	48034 (Zip Code)
(248) 358-1100
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01.	REGULATION FD DISCLOSURE
The Registrants’ President and CEO, Robert S. Cubbin and Senior Vice President and CFO, Karen M. Spaun, are presenting at the Keefe, Bruyette & Woods 2010 Investor Conference being held on September 7 and 8, 2010. The presentation materials are furnished hereto as Exhibit 99.1 and Exhibit 99.2.
The statements made by the Registrant under this item constitute forward-looking statements. Please refer to the Registrant’s most recent 10-K, 10-Q, and other Securities and Exchange Commission filings for more information on risk factors. Actual results could differ materially. These forward-looking statements involve risks and uncertainties including, but not limited to the following: the frequency and severity of claims; uncertainties inherent in reserve estimates; catastrophic events; a change in the demand for, pricing of, availability or collectability of reinsurance; increased rate pressure on premiums; obtainment of certain rate increases in current market conditions; investment rate of return; changes in and adherence to insurance regulation; actions taken by regulators, rating agencies or lenders; obtainment of certain processing efficiencies; changing rates of inflation; and general economic conditions. The Registrant is not under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS
a.	None.

b.	None.

c.	Not Applicable.

d.	The following document is furnished as an Exhibit to this Current Report on Form 8-K pursuant to Item 601 of Regulation S-K:
99.1	2010 Investor Conference Presentation.

99.2	2010 Investor Supplement
The information filed as Exhibit 99.1 and Exhibit 99.2 to this Form 8-K is being furnished in accordance with Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities imposed by that Section. Such information shall not be incorporated by reference into any registration statement or other document or filing under the Securities Act of 1933, as amended, except as may be expressly set forth in a specific filing.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 7, 2010	MEADOWBROOK INSURANCE GROUP, INC. (Registrant)
	By:	/s/ Karen M. Spaun
Karen M. Spaun, Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document Description
99.1	2010 Investor Conference Presentation.
99.2	2010 Investor Supplement